UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Falcon Minerals Corporation

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Desert Peak Minerals Reports Record Fourth Quarter Production and Post Merger Dividend Policy

Record fourth quarter production of 9,860 Boepd from Desert Peak Minerals

DENVER, Colorado—(March 10, 2022)—Desert Peak Minerals (“Desert Peak”) announced today record production for the quarter ended December 31, 2021, and provided initial details on the combined company’s dividend policy.

Fourth Quarter Production – Desert Peak Only

Desert Peak Minerals had record fourth quarter average daily production volume of 9,860 Boepd (53% liquids), up 26% sequentially from third quarter 2021.

Dividend Policy

Following the close of the previously announced and pending merger with Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) (“Falcon”), the combined company anticipates paying a quarterly dividend of at least 65% of discretionary cash flow, defined as Adjusted EBITDA less interest expense and cash taxes. The company expects approximately 70% of the combined company distributions paid in 2022 will generally constitute non-taxable reductions of tax basis. This dividend policy was developed as part of a capital allocation framework which prioritizes returning a majority of discretionary cash flow to shareholders while retaining enough cash to protect the balance sheet and to continue to make accretive acquisitions.

Commentary

Chris Conoscenti, Chief Executive Officer of Desert Peak, said: “We are excited to share additional details on our planned capital allocation strategy that further demonstrates our focus on absolute total shareholder returns. We believe our commitment to return at least 65% of discretionary cash flow to shareholders as a regular quarterly dividend will allow us to preserve our financial strength without sacrificing our ability to continue to consolidate our highly fragmented industry. This dividend policy also illustrates the alignment between the board and management of Desert Peak and our future public shareholders.”

About Desert Peak

Desert Peak was founded by Kimmeridge, a private investment firm focused on energy solutions, to acquire, own and manage high-quality Permian Basin mineral and royalty interests with the objective of generating cash flow from operations that can be returned to shareholders and reinvested. Desert Peak has accumulated over 105,000 net royalty acres (“NRAs”, when normalized to a 1/8th royalty equivalent) through the consummation of over 180 acquisitions to date.

Forward-Looking Statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about Falcon’s and Desert Peak’s ability to effect the previously announced and pending merger between Falcon and Desert Peak (the “Merger”); the expected benefits and timing of the Merger; future dividends; and future plans, expectations, and objectives for the combined company’s operations after completion of the Merger, including statements about strategy, synergies, future operations, financial position, estimated revenues, projected production, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Falcon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended on Form 10-K/A, and in Falcon’s Quarterly Reports on Form 10-Q, filed with the SEC for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Neither Desert Peak nor Falcon undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed Merger, Falcon has filed with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) and will file other documents with the SEC regarding the proposed Merger. The Proxy Statement will be sent or given to Falcon’s stockholders and will contain important information about the proposed Merger and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the Proxy Statement and other relevant documents filed by Falcon with the SEC at the SEC’s website at www.sec.gov. You may also obtain Falcon’s documents on its website at www.falconminerals.com. The references to the SEC’s website and our website are for the convenience of investors and shall not be deemed to be incorporated into any of Falcon’s filings. All website addresses in this prospectus are intended to be inactive textual references only.

Participants in the Solicitation

Desert Peak, Falcon and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the Merger and may have direct or indirect interests in the Merger. Information about Falcon’s directors and executive officers is set forth in Falcon’s Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, filed with the SEC on April 23, 2021, its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2020, as amended on Form 10-K/A, filed with the SEC on May 5, 2021, and its other documents which are filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents using the sources indicated above.

Desert Peak contact:

Carrie Osicka

Chief Financial Officer

(720) 640-7651

Carrie.Osicka@desertpeak.com